UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2012

Bravo Brio Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34920	341566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio		43212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-326-7944

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated October 23, 2012, Bravo Brio Restaurant Group, Inc. (the “Company”) announced financial results for the Company’s thirteen and thirty-nine weeks ended September 23, 2012. The full text of the press release is furnished herewith as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 23, 2012 entitled, “Bravo Brio Restaurant Group, Inc. Reports Third Quarter & Year-to-Date 2012 Financial Results Updates Fiscal 2012 Outlook; Provides Preliminary View of Fiscal 2013; Board of Directors Authorizes $20 Million Share Repurchase Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

October 23, 2012	By:	James J. O’Connor
Name: James J. O’Connor
Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Bravo Brio Restaurant Group, Inc. Reports Third Quarter & Year-to-Date 2012 Financial Results Updates Fiscal 2012 Outlook; Provides Preliminary View of Fiscal 2013; Board of Directors Authorizes $20 Million Share Repurchase Program